UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2019

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Executive Salaries

On February 18, 2019, the Compensation Committee of the Board of Directors (the “Committee”) of Diodes Incorporated (the “Company”) established the base salaries of certain executive officers effective February 18, 2019 as follows:

Name	Position	Base Salary
Dr. Keh-Shew Lu	President and Chief Executive Officer	$728,250
Richard D. White (1)	Chief Financial Officer and Secretary	421,200
Francis Tang	Vice President, Worldwide Discrete Products	390,500
Julie Holland	Vice President, Corporate Operations	390,500

(1)	Effective March 1, 2019, Mr. White will no longer serve as Chief Financial Officer, but will remain with the Company as Corporate Secretary and special assistant to the Chief Executive Officer.

2019 Long-term Incentive (LTI)

On February 18, 2019, the Committee also granted long-term incentive (“LTI”) awards under the Company’s previously disclosed LTI plan to certain executive officers for services to be rendered in fiscal 2019.

Each LTI award consists of (1) restricted stock units (“RSUs”) which vest ratably over four years (i.e., 25% on each anniversary of the award) and (2) performance stock units (“PSUs”) which contain both a time-based vesting requirement of four years and a performance vesting condition by which the PSUs will vest upon the Company achieving a cumulative 3-year non-GAAP operating income target of $568.7 million.

If the Company achieves the Company-wide performance target, the executive will be entitled to receive 100% his target PSUs subject to the time-based vesting requirement. Achievement of 80% of the performance target (the “threshold”) would result in the vesting of 50% of the target PSUs, and achievement of 120% of the performance target (the “maximum”) would result in the vesting of 200% of the target PSUs. Achievement of less than 80% of the performance target would result in the vesting of no PSUs, and achievement of above 120% of the performance target would not result in the vesting of more than 200% of the target PSUs. Achievement of between the threshold and the target, and between the target and the maximum, would result in the vesting of a prorated number of PSUs.

The table below sets forth the number of RSUs and the target PSUs awarded to the following executive officers:

Name	Position	Restricted Stock Units (Shares)	Performance Stock Units (Shares)
Dr. Keh-Shew Lu	President and Chief Executive Officer	59,000	59,000
Richard D. White (1)	Chief Financial Officer and Secretary	—	—
Francis Tang	Vice President, Worldwide Discrete Products	17,000	17,000
Julie Holland	Vice President, Corporate Operations	17,000	17,000

(1)	Effective March 1, 2019, Mr. White will no longer serve as Chief Financial Officer, but will remain with the Company as Corporate Secretary and special assistant to the Chief Executive Officer.

Change in Executive Officer

On February 19, 2019, Richard D. White advised the Board of Directors of the Company that he will retire as the Chief Financial Officer of the Company effective March 1, 2019. Mr. White’s retirement follows 13 years of service to the Company as Chief Financial Officer from 2009 to the present and as Senior Vice President, Finance from 2006 to 2009. Mr. White will remain with the Company as Corporate Secretary and Special Assistant to the Chief Executive Officer.

On February 19, 2019, the Board of Directors of the Company appointed Brett Whitmire as Chief Financial Officer to succeed Mr. White.

Mr. Whitmire, 53, has 30 years of experience in the semiconductor industry and has been the Corporate Controller and Principal Accounting Officer of the Company since 2014.  He previously served as the director of global supply chain.  Mr. Whitmire holds both a Bachelor's degree in Mechanical Engineering and an MBA from The University of Texas at Austin.  Mr. Whitmire worked at Freescale Semiconductor as Chief Financial Officer for the Analog & Sensors Division until joining the Company, as well as worked at Texas Instruments in a variety of finance and operations leadership positions including seven years as Vice President while serving as the finance and operations executive for the High Volume Analog & Logic Division and the corporate supply chain head.

Mr. Whitmire will receive a base salary of $280,000, with a target bonus of 70% of his base salary, will receive a grant of 12,000 RSUs and 12,000 PSUs on the terms described above and participate in the any other executive compensation programs upon his appointment.

Item 7.01 Regulation FD Disclosure.

On February 22, 2019, the Company issued a press release announcing the retirement of Mr. White and the appointment of Mr. Whitmire. A copy of the press release is furnished as Exhibit 99.1.

This Item 7.01, including the exhibit incorporated by reference, will not be treated as “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into any filing under the Securities Act, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIODES INCORPORATED

Dated: February 22, 2019	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer